EXHIBIT 23.3


                         CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 9, 1998 appearing on page 19 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Costa Mesa, California
May 7, 1998